UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2018

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of Monmouth Real Estate Investment Corporation (the “Company”) was held on May 17, 2018. There were 78,252,225 shares of common stock entitled to vote at the meeting and a total of 71,599,463 shares (91.49%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – The election of four Class III Directors, each to serve until the 2021 annual meeting of shareholders and until his or her successor is duly elected and qualifies:

Director	For	Withhold	Broker Non-Votes
Catherine B. Elflein	45,179,983	11,425,133	14,994,347
Eugene W. Landy	41,907,548	14,697,568	14,994,347
Michael P. Landy	45,294,473	11,310,643	14,994,347
Samuel A. Landy	40,774,953	15,830,163	14,994,347

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018:

No. of Votes
For	70,778,871
Against	585,353
Abstain	235,239
Broker Non-Votes	0

Proposal 3 – To approve an advisory resolution to approve the compensation of the Company’s named executive officers, as more particularly described in the Proxy Statement with respect to the Meeting:

No. of Votes
For	51,816,666
Against	4,381,666
Abstain	406,784
Broker Non-Votes	14,994,347

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

Date May 18, 2018

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